                                                                    EXHIBIT 99.1


                          UNAUDITED PRO FORMA CONDENSED
                              FINANCIAL INFORMATION


The unaudited pro forma condensed balance sheet as of March 31, 2003 presents Vari-L's financial position as if the sale to Sirenza of certain assets and liabilities (otherwise referred to as "Vari-L Sale Operations") occurred on March 31, 2003. The Vari-L balance sheet information included in the unaudited pro forma condensed balance sheet as of March 31, 2003 was derived from Vari-L's unaudited balance sheet as of March 31, 2003.

The unaudited pro forma condensed statement of operations for the fiscal year ended June 30, 2002 and for the nine months ended March 31, 2003 gives pro forma effect to the sale of certain assets and liabilities of Vari-L to Sirenza as if the transactions were consummated on July 1, 2001. The information included in the unaudited pro forma condensed statement of operations for the fiscal year ended June 30, 2002 was derived from the audited statement of operations of Vari-L. The information included in the unaudited pro forma condensed statement of operations for the nine months ended March 31, 2003 was derived from the unaudited statement of operations of Vari-L.

The unaudited pro forma condensed financial information has been prepared by Vari-L management for illustrative purposes only. The unaudited pro forma condensed financial statements are not intended to represent or be indicative of the financial position or results of operations in future periods or the results that actually would have been realized by Vari-L had the sale of certain assets and liabilities of Vari-L been consummated as of the dates indicated. The sale of the assets and liabilities of Vari-L to Sirenza constitutes substantially all of the operating business of Vari-L Sale Operations. The pro forma adjustments are based on information available at the date of this proxy statement/prospectus. Therefore the actual amounts recorded at the completion of the sale of certain assets and liabilities of Vari-L to Sirenza may differ materially from the amounts presented in these pro forma condensed financial statements due to expected future losses of Vari-L, additional borrowings under the loan facility with Sirenza and changes in the market price of Sirenza stock. Such changes could significantly impact the equity of Vari-L at closing.

The unaudited pro forma condensed financial information, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, the historical financial statements of Vari-L included in its Form 10-K filed October 8, 2002 and Forms 10-Q filed on November 14, 2002, February 13, 2003 and May 5, 2003, respectively, with the Securities and Exchange Commission.

                            VARI-L COMPANY, INC.
                      UNAUDITED PRO FORMA BALANCE SHEET
                              AS OF MARCH 31, 2003
                      (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                            Vari-L Sale        Pro Forma
                                                            Historical      Operations         Adjustments              Pro Forma
                                                           ------------    ------------       ------------            ------------

                        ASSETS
Current assets:
     Cash and cash equivalents                             $        222                       $        362(2),(6)     $      2,094
     Restricted cash                                                 --              --              1,510(2)                1,510
     Trade accounts receivable, less allowance
        for doubtful accounts                                     2,466          (2,461)(1)                                      5
     Inventories                                                  2,326          (2,326)(1)                                     --
     Prepaid expenses and other current assets                      225             (12)(1)                                    213
     Investment in Sirenza                                           --                              4,854(2)                4,854
                                                           ------------    ------------       ------------            ------------
     Total current assets                                         5,239          (4,799)             6,726                   7,166
Property and equipment, net                                       5,060          (4,771)(1)                                    289
Intangible and other assets, net of accumulated
   amortization                                                     397            (236)(1)                                    161
                                                           ------------    ------------       ------------            ------------
           Total assets                                    $     10,696    $     (9,806)      $      6,726            $      7,616
                                                           ============    ============       ============            ============

         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Trade accounts payable                                $      2,116    $     (1,346)(1)                           $        770
     Accrued compensation                                           631            (223)(1)                                    408
     Other accrued expenses                                       1,090             (20)(1)           (499)(2),(3)             571
     Notes payable and current installments of
        long-term obligations                                     4,709                             (4,667)(2),(3)              42
                                                           ------------    ------------       ------------            ------------
     Total current liabilities                             $      8,546    $     (1,589)      $     (5,166)           $      1,791
Long-term obligations                                                --                                                         --
Other liabilities                                                    26                                                         26
                                                           ------------    ------------       ------------            ------------
           Total liabilities                               $      8,572    $     (1,589)      $     (5,166)           $      1,817
Settlement obligation to issue 2,000,000 shares of
   common stock                                                   1,200                                                      1,200
Stockholders' equity
     Common stock                                                    73                                                         73
     Additional paid-in capital                                  36,991                                                     36,991
     Unamortized stock compensation cost                             (5)                                                        (5)
     Accumulated deficit                                        (36,135)                             3,675(2),(3),(6)      (32,460)
                                                           ------------    ------------       ------------            ------------
           Total stockholders' equity                      $        924    $         --       $      3,675            $      4,599
                                                           ------------    ------------       ------------            ------------
                 Total liabilities and stockholders'
                    equity                                 $     10,696    $     (1,589)      $     (1,491)           $      7,616
                                                           ============    ============       ============            ============

                              VARI-L COMPANY, INC.
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 2002
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                            Vari-L Sale              Pro Forma
                                                            Historical      Operations               Adjustments       Pro Forma
                                                           ------------    ------------             ------------      ------------
Net sales                                                  $     21,348    $    (21,348)(4)         $         --      $         --
Cost of goods sold                                               13,647         (13,647)(4)                   --                --
                                                           ------------    ------------             ------------      ------------
              Gross profit                                        7,701          (7,701)                      --                --
                                                           ------------    ------------             ------------      ------------
Operating expenses:
     Selling                                                      2,925          (2,925)(4)                   --                --
     General and administrative                                   6,418          (3,107)(4),(6)               --             3,311
     Research and development                                     2,669          (2,669)(4)                   --                --
     Expenses related to workforce reductions and
        the proposed transaction with Sirenza                        --              --                       --                --
     Expenses relating to accounting restatements and
        related legal matters, net of recoveries                  1,805              --                       --             1,805
                                                           ------------    ------------             ------------      ------------
              Total operating  expenses                          13,817          (8,701)                      --             5,116
                                                           ------------    ------------             ------------      ------------
              Operating loss                                     (6,116)          1,000                       --            (5,116)
Other income (expense):
     Interest income                                                 48              --                       --                48
     Interest expense                                              (199)             --                      157(5)            (42)
     Other, net                                                      12             (12)(4)                   --                --
                                                           ------------    ------------             ------------      ------------
              Total other income (expense)                         (139)            (12)                     157                 6
                                                           ------------    ------------             ------------      ------------
               Net loss                                    $     (6,255)   $        988             $        157      $     (5,110)
                                                           ============    ============             ============      ============
Loss per share, basic                                      $      (0.87)                                              $      (0.71)
                                                           ============                                               ============
Loss per share, diluted                                    $      (0.87)                                              $      (0.71)
                                                           ============                                               ============
Weighted average shares outstanding, basic                    7,152,342                                                  7,152,342
                                                           ============                                               ============
Weighted average shares outstanding, diluted                  7,152,342                                                  7,152,342
                                                           ============                                               ============

                              VARI-L COMPANY, INC.
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED MARCH 31, 2003
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                               Vari-L Sale            Pro Forma
                                                            Historical         Operations            Adjustments        Pro Forma
                                                           ------------       ------------          ------------      ------------
Net sales                                                  $     12,315       $    (12,315)(4)      $         --      $         --
Cost of goods sold                                                8,837             (8,837)(4)                --                --
                                                           ------------       ------------          ------------      ------------
              Gross profit                                        3,478             (3,478)                   --                --
                                                           ------------       ------------          ------------      ------------
Operating expenses:
     Selling                                                      1,949             (1,949)(4)                --                --
     General and administrative                                   4,209             (3,122)(4)                --             1,087
     Research and development                                     2,182             (2,182)(4)                --                --
     Expenses related to workforce reductions and
        the proposed transaction with Sirenza                     1,198                 --                    --             1,198
     Expenses relating to accounting restatements and
        related legal matters, net of recoveries                     73                 --                    --                73
                                                           ------------       ------------          ------------      ------------
              Total operating  expenses                           9,611             (7,253)                   --             2,358
                                                           ------------       ------------          ------------      ------------
              Operating loss                                     (6,133)             3,775                    --            (2,358)
Other income (expense):
     Interest income                                                 13                 --                    --                13
     Interest expense                                              (716)                --                   676(5)            (40)
     Other, net                                                     (52)                52(4)                 --                --
                                                           ------------       ------------          ------------      ------------
              Total other income (expense)                         (755)                52                   676               (27)
                                                           ------------       ------------          ------------      ------------
              Net loss                                     $     (6,888)      $      3,827          $        676      $     (2,385)
                                                           ============       ============          ============      ============
Loss per share, basic                                      $      (0.95)                                              $      (0.33)
                                                           ============                                               ============
Loss per share, diluted                                    $      (0.95)                                              $      (0.33)
                                                           ============                                               ============
Weighted average shares outstanding, basic                    7,252,561                                                  7,252,561
                                                           ============                                               ============
Weighted average shares outstanding, diluted                  7,252,561                                                  7,252,561
                                                           ============                                               ============

          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION


NOTE 1:  ASSET PURCHASE AGREEMENT BETWEEN VARI-L AND SIRENZA

On December 2, 2002, Vari-L entered into a definitive agreement (the "Asset Purchase Agreement") with Sirenza. Under the terms of the Asset Purchase Agreement, Sirenza was to acquire substantially all of the assets of Vari-L and assume specified liabilities of Vari-L for approximately $13.6 million in cash and common stock consideration and forgiveness of $1.4 million in secured loans. The aggregate proceeds from Sirenza are subject to adjustment based on certain Vari-L working capital changes between September 30, 2002 and the closing date, and will be reduced by any additional funds drawn by Vari-L under its secured loan facility with Sirenza. The net proceeds payable to Vari-L under the Asset Purchase Agreement were to be paid in a ratio of fifty-five percent (55%) Sirenza common stock (valued at $1.44 per share) and forty-five percent (45%) cash.

On May 5, 2003, the asset sale contemplated by the Asset Purchase Agreement was consummated. The Company received $3.972 million in cash and 3.371 million shares of Sirenza's common stock with a market value of $5.158 million as of May 2, 2003. In addition, debt of $1.354 million was forgiven and Sirenza assumed $4.594 million in secured loans and accrued interest payable. The final consideration to be received is subject to adjustments based upon finalization of the closing balance sheet. Under the terms of the Asset Purchase Agreement, the Company is required to set aside $1.510 million in cash and 1.281 million shares of Sirenza's common stock to satisfy any indemnification claims from Sirenza that may arise prior to March 31, 2004.

NOTE 2: PRO FORMA ADJUSTMENTS - SALE TO SIRENZA

Pro forma adjustments are necessary to reflect the sale of certain assets and liabilities and the impact of the transaction upon the financial position and results of operations of Vari-L. The pro forma adjustments are based on information available at the date of this filing. Therefore, the actual amounts recorded at the completion of the sale of certain asset and liabilities of Vari-L to Sirenza may differ materially from the amounts presented in these pro forma condensed financial statements due to the expected future losses of Vari-L, additional borrowings under the loan facility with Sirenza and changes in the market price of Sirenza stock. Such changes could significantly impact the equity of Vari-L at closing. The pro forma adjustments included in the unaudited pro forma condensed financial statements are as follows (in thousands of dollars):

         (1) To reflect the sale of certain assets and the assumption of certain liabilities of Vari-L as of March 31, 2003 (in thousands of dollars):

ASSETS SOLD
Accounts receivable                           $      2,461
Inventories                                          2,326
Prepaid expenses                                        12
Property and equipment, net                          4,771
Intangible assets                                      236
                                              ------------
  Gross assets sold                           $      9,806
                                              ------------

LIABILITIES ASSUMED
Trade accounts payable                               1,346
Accrued compensation                                   223
Other accrued expenses                                  20
                                              ------------
   Gross liabilities assumed                  $      1,589
                                              ------------
             Net assets sold                  $      8,217
                                              ============

         (2) To reflect cash of $3.972 million paid to Vari-L by Sirenza, stock consideration for an investment in the common stock of Sirenza of $4.856 million, forgiveness of $1.354 million and assumption of $4.594 million in secured loans and accrued interest payable to Sirenza. Under the terms of the Asset Purchase Agreement, the Company is required to set aside $1,510 million in cash and 1,281 million shares of Sirenza's common stock to satisfy any indemnification claims from Sirenza that may arise prior to March 31, 2004.

         (3) To reflect the gain of $5.775 million on the sale of certain assets to and the assumption of certain liabilities by Sirenza, offset by borrowings and accrued interest of $782,000 during April 2003. The estimated aggregate sales price to be received by Vari-L is $14.774 million (net of an adjustment to reflect a $230,000 decline in the agreed upon net asset balance between September 31, 2002 and March 31, 2003); net assets are $8.217 million.

         (4) To eliminate the operations of Vari-L Sale Operations due to the sale of substantially all of the assets of Vari-L to Sirenza as of July 1, 2001 (in thousands of dollars):

                                                                        For the          For the
                                                                          Year         Nine Months
                                                                         Ended            Ended
                                                                        June 30,        March 31,
                                                                         2002             2003
                                                                    --------------   --------------

Net sales .......................................................           21,348           12,315
Cost of goods sold ..............................................           13,647            8,837
Selling .........................................................            2,925            1,949
General and administrative, except expenses relating to
existing lease agreements retained by Vari-L of $921 and
$655, respectively and expenses relating to professional
services matters (legal, audit and tax) of $942 and $432,
respectively ....................................................            5,007            3,122
Research and development ........................................            2,669            2,182
Other income (expense), net .....................................               12              (52)


         (5) In conjunction with the sale of Vari-L Sale Operations, the Wells Fargo Credit Facility and the Sirenza Loan Facility will be paid in full. Accordingly, Vari-L will no longer have any long tem debt outstanding. The following reflects the elimination of interest expense related to the Wells Fargo Credit Facility and the Sirenza Loan Facility (in thousands of dollars):

                                                               For the              For the
                                                                 Year             Nine Months
                                                                Ended                Ended
                                                               June 30,            March 31,
                                                                 2002                2003
                                                           ----------------    ------------------

Interest expense.........................................               157                   676


         (6) Upon closing of the asset sale, significant related non-recurring charges aggregating approximately $2.1 million were incurred. The amounts due will be paid out of net proceeds from the sale. The amounts due consist of post-closing bonuses payable to key officers, investment banking fees and contract and lease termination penalties.


NOTE 3: CONTINUING EXPENSES AND REMAINING LIABILITIES OF VARI-L

Pursuant to the Asset Purchase Agreement, Vari-L will retain certain assets and liabilities. Additionally, as the dissolution of Vari-L is not expected to be completed prior to March 31, 2004, Vari-L will continue to incur certain fees and expenses related to professional services performed, existing lease agreements and litigation issues, as well as expenses relating to the accounting restatements and related legal matters. Accordingly, the pro-forma condensed financial information has been prepared to attribute all such recurring fees and expenses.